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                                                                    Exhibit 23.7



Deloitte Touche Tohmatsu                                                Deloitte
Rua Pariba, 1.122 - 20 (degree)                                          Touche
30130-141 - Belo Horizonte-MG                                           Tohmatsu
Brasil

Telefone: (31) 3262-0445
Fac-simile: (31) 3262-0446
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of Celulose Nipo-Brasileira S.A. for the years ended December 31, 2000 and 1999 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU

Belo Horizonte, Brazil, 2002